MAERSK SEALAND

Contract # 57148

MAERSK SEALAND
SERVICE CONTRACT
TERMS PUBLICATION: MAEU 213 – Rule 100
(available on www.maersksealand.com)

SERVICE CONTRACT NUMBER:	**To Be Assigned by MAERSK SEALAND Upon Filing**
COMMENCEMENT:	**Upon Filing with the FMC**
EXPIRATION:	**November 27, 2006**
MINIMUM QUANTITY COMMITMENT (MQC):	**175 FFE**
COMMODITY (IES):	(SEE "APPENDICES" ATTACHED)
GEOGRAPHIC SCOPE:	(SEE "APPENDICES" ATTACHED)
ORIGIN:	(SEE "APPENDICES" ATTACHED)
DESTINATION:	(SEE "APPENDICES" ATTACHED)
COMMODITY RATES:	(SEE "APPENDICES" ATTACHED)
Applicable Tariffs: No(s)	See Appendices attached to this Contract and incorporated by reference. These Appendices describe applicable tariffs that are subject to change. To view these tariffs, including changes, go to www.maersksealand.com

The term "Tariff" means any applicable tariffs (including rates, rules, obligations, indemnities, regulations, charges, surcharges and arbitraries/additions therein) published by MAERSK SEALAND or by any conference or agreement to which MAERSK SEALAND belongs, governing the carriage of cargo in the trades covered by this Contract as provided in the Appendices. Such Tariffs are referred to in the Appendices. The full texts, including subsequent modifications of such Tariff are published at www.maersksealand.com. These applicable Tariffs and Appendices are hereby incorporated by reference, including any subsequent modifications.

SERVICE CONTRACT PARTIES - Shipper/Carrier Definition

This Service Contract (as may be subsequently amended from time to time, hereinafter "Contract") is made by and between (1) Maersk Inc. as agent to A.P. Moller-Maersk A/S trading under the name of Maersk Sealand (hereinafter "MAERSK SEALAND") and (2) the party(ies) identified on the signature page hereto (hereinafter "Shipper"), whereby the parties mutually agree as follows.

SHIPPER'S MINIMUM QUANTITY COMMITMENT (MQC) - Fulfillment of Minimum Quantity Commitment (MQC)

(A) Shipper agrees to tender the MQC of the commodities set forth previously for carriage on vessels owned, operated, chartered, leased or subject to vessel sharing arrangements by or with MAERSK SEALAND within the geographic scope of this Contract during the term of this Contract (the "Term").

(B) Except as may otherwise be expressly specified in this Contract, CFS cargo will not count toward the MQC; and CFS cargo will be rated at the tariff rate published at the time of shipment. Fifty five (55) cubic meters shall equal 1 40' container (FFE) for any cargo moving on a CFS basis.

(C) Except as otherwise specifically provided in this Contract, shipments of Project Cargo are excluded from this Contract. "Project Cargo" means materials and equipment to be employed in the construction or development of a named facility used for a government, charitable, manufacturing, resource exploitation, public utility or public service purpose, and also including disaster relief projects or other cargo that MAERSK SEALAND may designate as Project Cargo in its tariff with Project Cargo rates.

(D) After the date that Shipper has fulfilled the MQC, MAERSK SEALAND shall have no further obligations under this Contract. After such date, MAERSK SEALAND may at its discretion accept additional cargo under this Contract or may terminate this Contract at any time.

SHIPPER'S MINIMUM QUANTITY COMMITMENT (MQC) - Service Contract Minimum Quantity Commitment (MQC)

Shipper's Minimum Quantity Commitment 175 FFE:

DRY

20' = 0.5	Forty-foot equivalent unit ("175 FFE")
40' = 1	FFE
40'hc = 1.125	FFE
45' = 1.266	FFE

REEFER

20' = 0.5	Forty-foot equivalent unit ("N/A")
40' = 1	FFE
40'hc = 1	FFE

SHIPPER'S MINIMUM QUANTITY COMMITMENT - CFS Cargo

CFS cargo will not be transported by MAERSK SEALAND under this Contract. However, any CFS cargo of Shipper moving from an origin other than the U.S. or Canada to a U.S. or Canadian destination which moves under a bill of lading issued by DSL Star Express pursuant to the terms and conditions of the tariffs of DSL Star Express (or an NVOCC service arrangement between DSL Star Express and Shipper), and which CFS cargo is transported by a Maersk Sealand vessel within the scope of this Contract, shall be counted toward the MQC hereof. CFS cargo shall be counted toward the MQC on the basis of fifty-five cubic meters equaling one (1) 40-foot container (FFE).

SERVICE COMMITMENT - Routing Provision

Unless otherwise provided in this Contract, MAERSK SEALAND shall be entitled to route the cargo moving hereunder as it deems appropriate.

SERVICE COMMITMENT - Schedule/Service Pattern Changes

The provision of the services referenced in section "Geographic Scope" is subject to changes in MAERSK SEALAND's schedule/service patterns. Should MAERSK SEALAND for any reason discontinue service to/from any origin/destination referenced in "Geographic Scope," it shall not be required to continue to transport cargo to/from such origin/destination at the rates listed herein. In such event, Shipper and MAERSK SEALAND shall negotiate in good faith regarding an amendment to this Contract reflecting the change in service. If the parties are unable to reach agreement on such amendment, then the Shipper's sole remedy shall be to reduce the MQC by calculating an amount based on the volume of cargo shipped to/from such origin/destination as of the date the service is discontinued ("Remaining MQC Portion"). To determine the Remaining MQC Portion, the parties shall multiply the number of days remaining in the Term by the ratio of (x) cargo shipped to/from such origin/destination since the date this Contract was effective until the date of discontinuance over (y) the number of days that have elapsed during such period.

Example: If 200 days remain in the Term and 20FFE has been shipped to/from Port A during the first 100 days of the Term, the MQC would be reduced by 200 x 20/100 = 40FFE.

SERVICE COMMITMENT - Vessel Space

For the Term, MAERSK SEALAND agrees to make available vessel space adequate to carry the MQC and, solely at MAERSK SEALAND'S option, any additional cargo tendered by the Shipper. MAERSK SEALAND may provide such capacity through equipment it owns, operates, charters, leases or through vessel sharing arrangements with other carriers. The Shipper agrees to give nine (9) calendar days booking notice if possible, but in no event less than four (4) calendar days notice, to MAERSK SEALAND for the carriage of its cargo hereunder.

Subject to any different terms expressly provided for in the Appendices, MAERSK SEALAND shall not be required to meet its service commitment if Shipper books an amount of cargo that exceeds an amount equal to 10% of the annualized MQC during any of the sequential 30 day periods during the Term, the first of which commences with the effective date of this Contract. In its discretion, MAERSK SEALAND may accept cargo that exceeds this 30 day commitment. If accepted, such cargo shall count towards fulfilling the MQC. No volume shipped under this Contract shall apply toward any time/revenue or time/volume requirements of any freight tariff or other service contract published by or on behalf of MAERSK SEALAND.

SERVICE CONTRACT RATES - Application of Service Contract Rates

Shipper shall pay the contract rates set forth in the Appendices. In addition, except as otherwise provided for in the Appendices, said rates shall be subject to all other rules, charges, surcharges, arbitraries or additions in MAERSK SEALAND's Tariff at the time of shipment.

SERVICE CONTRACT RATES - Flag Requirements

Unless otherwise provided in this Contract, the rates herein do not apply to cargo that is legally required to move on a vessel flying the flag of a particular country.

SERVICE CONTRACT RATES - Governmental Fees

Shipper shall be responsible for any sales, use or other taxes imposed by governmental authorities for the provision of the services described herein.

SERVICE CONTRACT RATES - Rate Increases

In addition to the rates and/or charges set forth in the Appendices, Shipper shall automatically pay ocean freight rate increases applicable to the movement of any commodity or commodities as such increases may be described from time to time in Tariff at any time during the Term.

SERVICE CONTRACT RATES - Security Charges

Notwithstanding any provision to the contrary in this Contract or the Tariff, including any limitation or restriction on the application of new surcharges during the term of this Contract, the parties agree that the following charges shall apply to the extent published in the Tariff governing this Contract at any time during the Term:

Any charge or surcharge relating to costs incurred in connection with security requirements (whether established by federal, state or local law, statute, regulation, or by a service provider to MAERSK SEALAND or by MAERSK SEALAND) applicable to or relating to any portion of the transportation and related services provided under this Contract.

DAMAGES - Damages for Carrier's Non-performance

(a) If MAERSK SEALAND fails to meet its service commitment pursuant to Section: Service Commitment, Subsections: Schedule/Service Pattern Changes and Vessel Space, the MQC shall be reduced by the volume tendered by Shipper but not carried by MAERSK SEALAND as required by the aforementioned Section/Subsections.

(b) If MAERSK SEALAND fails materially to comply with any of its obligations pursuant to this Contract, the parties agree that MAERSK SEALAND shall pay Shipper actual damages proven by Shipper by sufficient evidence up to the maximum amount of $1000 per FFE of dry cargo or $2000 per FFE of refrigerated cargo tendered by Shipper that was not shipped by MAERSK SEALAND as a result of MAERSK SEALAND's material breach of this Contract. Shipper agrees that such damages shall constitute its sole remedy for MAERSK SEALAND's breach under this Contract.

(c) Damages to persons or property (including cargo) shall not be a breach of this Contract for which damages are payable by MAERSK SEALAND pursuant to paragraph (b) of this Section/Subsection, but shall be governed by MAERSK SEALAND's bill of lading covering individual shipments.

DAMAGES - Damages for Shipper's Non-performance

If at the end of the Term Shipper has not met the MQC, Shipper and the affiliates named on the signature page hereto shall be jointly and severally liable to MAERSK SEALAND for liquidated damages. The parties agree that the measure of such liquidated damages for Shipper's non-performance shall be: $1000 per FFE of dry cargo committed, but not shipped and $2000 per FFE of refrigerated cargo committed, but not shipped.

DISPUTE OF INVOICE - Procedure for Invoice Disputes

Where the Shipper disputes an item invoiced by MAERSK SEALAND or requires additional supporting documentation, the Shipper shall notify MAERSK SEALAND thereof within thirty (30) days of the date MAERSK SEALAND issued the invoice, specifying the disputed item, and requesting MAERSK SEALAND to issue a credit note for the disputed part or whole of the invoice as applicable. In any event the Shipper shall in such circumstances be obliged to pay at least the undisputed part of a disputed invoice when due. If MAERSK SEALAND disagrees with the Shipper's position regarding the disputed item, MAERSK SEALAND shall inform the Shipper accordingly within 30 days after receipt of the Shipper's statement. In the event the dispute is resolved in favour of MAERSK SEALAND, Shipper shall be responsible for immediate payment of the disputed amount.

DOCUMENTATION REQUIREMENTS AND RECORDS - Cargo Receipt Date

For the purpose of determining whether or not a cargo movement occurs during the Term to qualify under the MQC, the pertinent date shall be the receipt of cargo date entered by MAERSK SEALAND on the bill of lading.

DOCUMENTATION REQUIREMENTS AND RECORDS - Proof of Minimum Quantity Commitment (MQC) Fulfillment

(a) MAERSK SEALAND will determine from its records the qualifying volume credited to the MQC within 30 days following the end of the Term. In the event of an MQC shortfall, MAERSK SEALAND may provide Shipper a listing of qualifying MQC volumes and an invoice for liquidated damages. Shipper may contest MAERSK SEALAND'S records regarding MQC by providing each of the following items of information: qualifying volumes in the form of qualifying ocean bill of lading numbers, ocean bill of lading dates, shipper, consignee, equipment type, ocean port of loading, ocean port of discharge. This information is contained in MAERSK SEALAND's bills of lading/manifest Data and Electronic Data Processing reports, the Shipper's statements of cargo shipped under this Contract, written communications issued by MAERSK SEALAND regarding such statements and shall constitute the records supporting performance under this Contract. If Shipper contests any MQC shortfall notice it must supply this information to MAERSK SEALAND within 30 days after the date of MAERSK SEALAND's notice of a MQC shortfall.

(b) Shipper must submit all records hereunder to demonstrate or dispute MQC volumes to MAERSK SEALAND pursuant to the notice provisions in Section: Other Provisions, Subsection: Written Notice.

DOCUMENTATION REQUIREMENTS AND RECORDS - Service Contract Number Reference

Shipper shall reference the service contact number upon cargo booking, on each bill of lading and set of shipping instructions for shipments tendered pursuant to this Contract. If Shipper fails to reference the proper service contract number on each bill of lading, MAERSK SEALAND may elect not to reduce the MQC by the shipment covered by such bill of lading.

DOCUMENTATION REQUIREMENTS AND RECORDS - Shipper's Qualification

In order for cargo to qualify for the rates and terms set forth in this Contract, including without limitation, counting towards the MQC, the Shipper must appear as shipper/exporter or consignee on the applicable bill of lading; provided however, that in instances where Shipper appears as "First Notify Party" on the bill of lading, and MAERSK SEALAND determines in its sole discretion that there is sufficient evidence permitting it to conclude that the cargoes are owned by, consigned to and moving for the direct account of the Shipper, such cargo shall also qualify under the rates and terms set forth herein.

FORCE MAJEURE - Definition of Force Majeure

The term "Force Majeure" as used herein shall mean any and all events beyond the reasonable control of a party including, without limitation, strikes, work stoppages, lockouts or circumstances arising from the threat thereof; acts of God, states or a public enemy, terrorism, war, hostilities, riots, civil disorder, insurrection, embargo, governmental actions (whether informal or formal government acts) or other similar disruptions or interference's with trade, marine disaster, fire and or other casualty.

FORCE MAJEURE - Occurrence of Force Majeure

Upon any Force Majeure conditions occurring, the parties shall be excused from their obligations (other than the obligation of the Shipper to pay money owed in connection with the performance of this Contract) under this Contract to the extent and for the duration of the Force Majeure conditions. Neither party shall be obligated to settle any strike, lockout or other labor disturbance or disputes with governmental entities in a manner contrary to its interest, which shall be determined in the affected party's sole discretion. Upon the reinstatement of the Contract obligations after a Force Majeure Event, the Shipper's Remaining MQC Portion (as defined in Section: Service Commitment, Subsection: Schedule/Service Pattern Changes), applicable to the origins/destinations affected by such Force Majeure Event will be reduced by a percentage equal to the (i) duration in calendar days of the Force Majeure event divided by (ii) the duration in calendar days of the Term.

OTHER PROVISIONS - Applicable Law

This Contract shall be subject to the Shipping Act of 1984 as amended by the Ocean Shipping Reform Act of 1998 and shall otherwise be construed and governed exclusively by the laws of the State of New York without regard to principles of conflicts or choice of law.

OTHER PROVISIONS - Assignment

The Shipper may not assign this Contract, including any or all of its rights or liabilities hereunder, or otherwise permit any other person or entity, directly or indirectly to utilize services, rates, or other terms provided by MAERSK SEALAND under this Contract, without the prior consent of MAERSK SEALAND.

OTHER PROVISIONS - Bill of Lading

The terms and conditions of MAERSK SEALAND's standard form of bill of lading covering individual shipments shall apply to shipments hereunder. The rates and charges applicable to such shipments are set forth in this Contract and shall not be overridden by the bill of lading. However, in the event any provision in MAERSK SEALAND's bill of lading which limits or governs its liability for damages to persons or property (including cargo), delays, misdelivery, or any other provision of the bill of lading mandated by applicable law is or are in conflict with the Contract, the bill of lading shall prevail.

OTHER PROVISIONS - Confidentiality

Except upon written consent of the other party, or to the extent required by law, or by request of a government entity or agency thereof, or as otherwise necessary to comply with governmental requirements, neither party shall disclose the terms and conditions of this Contract to third parties other than to affiliates who agree to be bound by the same confidentiality provisions. MAERSK SEALAND may disclose to a third party terms and conditions of this Contract for the purposes of performing this Contract or collecting outstanding charges related hereto, including, but not limited, to ocean freight, demurrage and detention. Disclosure of confidential information by persons formerly employed by MAERSK SEALAND and Shipper respectively, after their employment with MAERSK SEALAND and Shipper, shall not constitute a breach of MAERSK SEALAND's or Shipper's confidentiality obligations above.

In the event Shipper breaches its confidentiality obligations hereunder, MAERSK SEALAND shall be entitled (but not required) to terminate this Contract with immediate effect by providing written notice of termination to Shipper. In the event MAERSK SEALAND terminates the Contract due to Shipper's breach of its confidentiality obligations, the MQC shall be pro-rated based on the portion of the Contract term that the Contract was in effect, and the Shipper shall be liable for liquidated damages on each FFE of cargo by which the pro-rated MQC exceeds the volume of cargo shipped hereunder as the effective date of termination.

OTHER PROVISIONS - Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed on original, but all of which together will constitute one and the same agreement, and all signatures need not appear on any one counterpart.

OTHER PROVISIONS - Disputes

(a) In case of a dispute arising under or relating to this Contract, the Shipper and MAERSK SEALAND each agree to submit the matter under dispute to arbitration in the City of New York or in such other location as the parties may agree in writing. Either party hereto may call for arbitration by giving notice thereof in accordance with Section: Other Provisions, Subsection: Written Notice of this Contract. The arbitration shall be before a single arbitrator to be appointed by the parties. If the parties are unable to agree on a sole arbitrator within 30 days after notice of the dispute, either party may apply to the President of the Society of Maritime Arbitrators, Inc. ("SMA") at New York for the appointment of the arbitrator, and the SMA President shall select the arbitrator from the SMA roster of members.

(b) The decision of the arbitrator shall be binding on the parties. The arbitration shall be held under and pursuant to the terms and procedures of the United States Arbitration Act and in accordance with the rules of the SMA. The award made in pursuance to this Section may include attorney's fees and expenses and judgment may be entered upon any award hereunder in a court of competent jurisdiction.

(c) The parties recognize and agree that Shipper's failure or refusal to comply with the arbitral forum selection provisions of this section may cause MAERSK SEALAND to suffer irreparable harm. Should the Shipper violate the arbitral forum selection provisions in this section, then MAERSK SEALAND shall have the right to pursue relief hereunder by its selection of one or more, as it deems appropriate, of the following remedies: (a) seeking injunctive relief to prohibit the use of a forum or dispute resolution mechanism other than that required above; (b) seeking monetary damages for such action; (c) seeking attorneys' fees and expenses; or (d) any combination of the above. Shipper specifically agrees that injunctive relief shall be available to prohibit the use of a forum or dispute resolution mechanism other than that required above, in that it may be difficult to establish what, if any, monetary damages are appropriate for the breach of this provision.

OTHER PROVISIONS - Electronic Signature

After MAERSK SEALAND and Shipper have signed this Contract and it has been filed with the Federal Maritime Commission, the parties may enter into subsequent amendments to this Contract in an electronic mail format (e-mail), transmitted via the internet, and executed, modified or amended by the parties with an electronic signature. In the event that this Contract is amended in an electronic mail format and executed with an electronic signature, all terms and conditions contained in the Contract shall have full legal effect, validity and enforceability. The term "Electronic Signature" means an electronic symbol attached to or logically associated with the Contract and executed or adopted by a person with the intent and authorization to sign this Contract, including the persons name typed on the signature line of the Contract, followed by the signature designation /s/ (Example: Joe Doe /s/) or an exchange of e-mails between the parties to which the parties attach this Contract and such amendment and in which such parties state that they agree to its terms and conditions.

OTHER PROVISIONS - Entire Contract

This Contract, the Appendices, the bills of lading and the Tariff constitute the full understanding of the parties and the complete and exclusive statement of the terms of the Contract. Except for technical corrections and revisions reflecting adjustments provided for in this Contract, no modifications of the Contract or waiver of any of its terms or conditions shall be of any force or effect unless made in writing expressly stating that it is intended by both parties to modify this Contract and signed by the parties. In addition, it is understood that during the term of this Contract, Carrier may convert to a new automated tariff publishing and rating system that will require non-substantive formatting changes to the Contract and which may result in renumbering of one or more of the governing publications referenced herein. Shipper hereby consents to the filing by Carrier of an administrative amendment to the Contract for the purposes of reflecting such reformatting/renumbering. Such administrative amendment shall not result in any changes to the substantive terms of this Contract or the governing publication(s).

OTHER PROVISIONS - Liability

(a) Neither party shall be liable to the other party for any consequential, indirect or punitive damages or loss of profits in connection with this Contract, the bill of lading or the Tariff.

(b) Shipper hereby agrees that a breach of this Contract by MAERSK SEALAND shall not create any lien or encumbrance on any vessel or other equipment owned, operated, leased or chartered by MAERSK SEALAND, its affiliates or its contracting parties. Shipper further hereby expressly and irrevocably waives any right it may have in law, equity, admiralty or otherwise to arrest or otherwise detain any such vessel or other equipment.

OTHER PROVISIONS - Severability

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable any other provision of this contract.

OTHER PROVISIONS - Written Notice

Written notice shall be deemed to have been duly served on the Shipper if delivered in person or by registered mail, courier or by facsimile (fax) or e-mailed to the Shipper's address on the signature page of this Contract or, if such has been changed subsequent to the execution of this Contract, to the last business address provided to MAERSK SEALAND. Written notice shall be deemed to have been duly served on MAERSK SEALAND if delivered in person or by registered mail, courier or by facsimile (fax) or e-mailed to Regulatory Affairs, Maersk Inc., 2 Giralda Farms, Madison, NJ 07940, fax: 973-514-5046, amrlinreg@maersk.com.

OTHER PROVISIONS - Shipper's Status Certification and Affiliates
[Shipper Must Complete This Section]:

In accordance with FMC Regulation 46 C.F.R. Section 530.6, Shipper hereby certifies its status and that of its affiliates as:

✓	Owner of Cargo (entity that has or will have legal title to the goods, not a transportation intermediary).
	Shippers' association
	Non-Vessel operating common carrier (NVOCC)
	Other (specify status)

If status is NVOCC, Shipper certifies it has filed a NVOCC tariff(s), provided MAERSK SEALAND a copy of its license and obtained a bond(s) in full compliance with FMC regulations and those copies of tariff pages reflecting same will be provided.

The NVOCC organization number is:	FILL IN (If applicable)
The NVOCC license number is:	FILL IN (If applicable)

The Shipper warrants that it has all due authority to enter into this Contract and to bind such affiliates to the Contract terms.

Contract Parties / Signatories:

MAERSK SEALAND:
Maersk Inc. as agent to A.P. Møller-Mærsk A/S trading under the name of MAERSK SEALAND.

Signature	
Print Name	
Title	
Signature Date	
Street Address	Giralda Farms, Madison Ave. PO Box 880,
City, State, Country Address	Madison, NJ 07940 USA
Phone	973-514-5000
Fax	973-264-4036
Email	

Shipper on its own behalf and as agent for any affiliates listed below:

Account Name	Petals Decorative Accents
Signature	[signature]
Print Name	(Fill in Mandatory) STEPHEN HIRBEK
Title	(Fill in Mandatory) CFO
Signature Date	(Fill in Mandatory) 12/14/2005
Street Address	90 Grove Street
City, State,Country Address	Ridgefield, CT 06877
Phone	914-606-5700
Fax	914-606-5850
Email	(Fill in Mandatory) SHIRBEK@PETALS.COM MCANTELMO@PETALS.COM

AFFILIATES
The contract signatory certifies that the below-listed affiliate(s) have a percentage of ownership in the entity they are declaring to be an affiliate. If not otherwise provided below, Shipper hereby agrees that it will provide the business addresses of each of the below-listed affiliates to Maersk Sealand within five (5) business days of a written request for the same from Maersk Sealand.